Exhibit (24)

WACHOVIA CORPORATION

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that the undersigned directors and officers of WACHOVIA CORPORATION (the “Corporation”) hereby constitute and appoint Mark C. Treanor and Ross E. Jeffries, Jr., and each of them severally, the true and lawful agents and attorneys-in-fact of the undersigned, with full power and authority in said agents and the attorneys-in-fact, and in any one of them, to sign for the undersigned and in their respective names as directors and officers of the Corporation, one or more Registration Statements to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the registration of the deferred compensation obligations of the Corporation under the Wachovia Securities, LLC Deferred Compensation Plan, and any other securities of the Corporation or interests therein that are required to be so registered with respect to such Plan, and to sign any and all amendments to such Registration Statements.

SIGNATURE	CAPACITY
/s/ G. KENNEDY THOMPSON	Chairman, President, Chief Executive Officer and Director
G. KENNEDY THOMPSON

/s/ ROBERT P. KELLY ROBERT P. KELLY	Senior Executive Vice President and Chief Financial Officer

/s/ DAVID M. JULIAN DAVID M. JULIAN	Executive Vice President and Corporate Controller (Principal Accounting Officer)

/s/ JOHN D. BAKER, II JOHN D. BAKER, II	Director

/s/ JAMES S. BALLOUN JAMES S. BALLOUN	Director

/s/ ROBERT J. BROWN ROBERT J. BROWN	Director

/s/ PETER C. BROWNING PETER C. BROWNING	Director

JOHN T. CASTEEN III	Director

SIGNATURE	CAPACITY
/s/ WILLIAM H. GOODWIN, JR.	Director
WILLIAM H. GOODWIN, JR.

/s/ ROBERT A. INGRAM	Director
ROBERT A. INGRAM

/s/ MACKEY J. MCDONALD	Director
MACKEY J. MCDONALD

/s/ JOSEPH NEUBAUER	Director
JOSEPH NEUBAUER

/s/ LLOYD U. NOLAND, III	Director
LLOYD U. NOLAND, III

/s/ RUTH G. SHAW	Director
RUTH G. SHAW

/s/ LANTY L. SMITH	Director
LANTY L. SMITH

/s/ JOHN C. WHITAKER, JR.	Director
JOHN C. WHITAKER, JR.

/s/ DONA DAVIS YOUNG	Director
DONA DAVIS YOUNG

October 18, 2004

Charlotte, NC